UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2017

Image International Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-189359	90-1126431
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8105 Birch Bay Square St., Suite 205, Blaine, WA 98230

(Address of Principal Executive Offices) (Zip Code)

(852)-9022-8228

Registrant’s telephone number, including area code

(Former Name or Former Address

if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02: Departure of Directors or Certain Officers

December 10, 2017, Image International Group, Inc. (the “Company” or IMGL) (OTCQB: IMGL) has received and accepted a letter of resignation from Man Cheng Xie as director. Mr. Xie has resigned to pursue personal endeavors.

The Company thanks Mr. Xie for his service as chairman of the board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 11, 2017

Image International Group, Inc.

/s/ Hoi Ming Chan
Hoi Ming Chan
President, Secretary, Chief Executive Officer, Director